EXHIBIT 10.86
EXECUTION VERSION
AMENDMENT NO. 6 TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT
AMENDMENT NO. 6 TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT dated as of January 22, 2015 (this “Amendment”) to the Amended and Restated Multicurrency Credit Agreement dated as of August 11, 2011 (as heretofore amended or modified by Amendment No. 1 to Amended and Restated Multicurrency Credit Agreement, dated October 16, 2012, among the Company, the Administrative Agent, JP Morgan and the Required Lenders party thereto (“Amendment No. 1”), Amendment No. 2 to Amended and Restated Multicurrency Credit Agreement, dated February 8, 2013, among the Company, the Administrative Agent, JP Morgan and the Required Lenders party thereto (“Amendment No. 2”), Amendment No. 3 to Amended and Restated Multicurrency Credit Agreement, dated June 30, 2014, among the Company, the Administrative Agent, JP Morgan and the Required Lenders party thereto (“Amendment No. 3”), Amendment No. 4 to Amended and Restated Multicurrency Credit Agreement, dated September 9, 2014, among the Company, the Administrative Agent, JP Morgan and the Required Lenders party thereto (“Amendment No. 4”), Amendment No. 5 to Amended and Restated Multicurrency Credit Agreement, dated October 24, 2014, among the Company, the Administrative Agent, JP Morgan and the Required Lenders party thereto (“Amendment No. 5”) and Consent, dated as of November 20, 2014 (the “Consent”; and together with Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5, the “Prior Amendments”), the “Credit Agreement”) among CLIFFS NATURAL RESOURCES INC. (the “Company”), certain Foreign Subsidiaries of the Company from time to time party thereto, various Lenders from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., as Syndication Agent and L/C Issuer (“JP Morgan”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC., PNC CAPITAL MARKETS INC. and U.S. BANK NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Book Managers, and FIFTH THIRD BANK and CITIZENS BANK, N.A., as Co-Documentation Agents.
W I T N E S S E T H :
WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below;
NOW, THEREFORE, the parties hereto agree as follows:
Section 1.Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Documents shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
Section 2.Amendments to Credit Agreement. Effective on the Sixth Amendment Effective Date (as defined below), (a) the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto and (b) Schedule 1(a) to the Credit Agreement shall be replaced in its entirety by Schedule 1(a) attached hereto.
Section 3.Amendment to Security Agreement. Effective on the Sixth Amendment Effective Date, the Security Agreement shall be amended to (x) delete the words “As-extracted collateral and” from clause (D) of the first proviso to Section 3(a) thereof and (y) replace Schedule 1 thereto with Schedule 1 hereto. For purposes of Section 4(b) of the Security Agreement, the references to “each Original Grantor” and “as of the Effective Date” contained therein shall be deemed to be references to “each Grantor that has granted a Lien on any of its assets hereunder as of the Sixth Amendment Effective Date” and “as of the Sixth Amendment Effective Date”, respectively.
Section 4.Representations of Company. The Company represents and warrants that, after giving effect to this Amendment, (i) each of the representations and warranties of the Loan Parties set forth in the Credit Agreement and in the other Loan Documents will be true and correct in all material respects on and as of the Sixth Amendment Effective Date (except to the extent the same expressly relate to an earlier date with respect to which such representations and warranties shall be true and correct in all material respects as to such earlier date) and (ii) no Default or Event of Default will have occurred and be continuing on such date.
Section 5.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
Section 6.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 7.Effectiveness. This Amendment shall become effective on the date (“Sixth Amendment Effective Date”) when the Administrative Agent shall have received:
(a)from each of the Company, the Guarantors and Lenders comprising the Required Lenders a counterpart hereof signed by such party;
(b)an amendment fee for the account of each Lender and such other fees as have been heretofore mutually agreed in writing; and
(c)the Company shall have paid all reasonable out-of-pocket expenses of the Administrative Agent invoiced to it at least one Business Day prior to the Sixth Amendment Effectiveness Date.
Section 8.Guarantor Acknowledgement, Consent and Ratification. Each Guarantor (including in its capacity as a Grantor under the Security Agreement) hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the Security Agreement and this Amendment and consents to the Amendment. Each Guarantor hereby confirms that (a) each Loan Document to which it is a party or by which it is otherwise bound will continue to guarantee, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all “Obligations” under each of the Loan

Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document), (b) each of the Loan Documents to which it is a party or by which it is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and (c) each of the Prior Amendments is hereby ratified in all respects.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to any amendments or waivers of the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any amendments or waivers of the Credit Agreement.
Section 9.Release.  Effective as of the date hereof, the Loan Parties jointly and severally agree to release and hereby do release and discharge, the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (“Bank Parties”) of and from all damages losses, claims, demands, liabilities, obligations, actions and causes of actions whatsoever that each Loan Party has or claims to have against any Bank Party as of the date hereof and whether known or unknown at the time of this release, and of every nature and extent whatsoever on account of or in any way, directly or indirectly, touching, concerning, arising out of or founded upon the Loan Documents, in each case, arising on or before the date hereof.
[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CLIFFS NATURAL RESOURCES INC.
By:	/s/ Terrance M. Paradie
Name: Terrance M. Paradie
Title: Executive Vice President, Chief Financial Officer and Treasurer

By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 6]

GUARANTORS

CLIFFS SALES COMPANY
CLIFFS MINNESOTA MINING COMPANY
CLIFFS NORTH AMERICAN COAL LLC
SILVER BAY POWER COMPANY
CLIFFS EMPIRE, INC.
CLIFFS EMPIRE HOLDING, LLC
CLIFFS TIOP, INC.
CLIFFS WEST VIRGINIA COAL INC.
NORTHSHORE MINING COMPANY
OAK GROVE RESOURCES LLC
PINNACLE MINING COMPANY, LLC
UNITED TACONITE LLC
CLIFFS UTAC HOLDING LLC

By:	/s/ Terrance M. Paradie
Name:	Terrance M. Paradie
Title:	Vice President and Treasurer

THE CLEVELAND-CLIFFS IRON COMPANY CLIFFS TIOP HOLDING, LLC
By:	/s/ Terrance M. Paradie
Name:	Terrance M. Paradie
Title:	Treasurer

CLF PINNOAK LLC
By:	/s/ Terrance M. Paradie
Name:	Terrance M. Paradie
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CLIFFS MINING COMPANY CLIFFS PICKANDS HOLDING, LLC CLIFFS MINING HOLDING, LLC CLIFFS MINING HOLDING SUB COMPANY
By:	/s/ Terrance M. Paradie
Name:	Terrance M. Paradie
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 6]

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Rosanne Parsill
Name: Rosanne Parsill
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 6]

BANK OF AMERICA, N.A., as a Lender
By:	/s/ James K.G. Campbell
Name: James K.G. Campbell
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 6]

Citibank, N.A.
By:	/s/ David Jaffe
Name: David Jaffe
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 6]

JPMorgan Chase Bank, N.A.
By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[SIGNATURE PAGE TO AMENDMENT NO. 6]

PNC BANK NATIONAL ASSOCIATION
By:	/s/ Joseph G. Moran
Name: Joseph G. Moran
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 6]

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Mark Irey
Name: Mark Irey
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 6]

CITIZENS BANK, N.A.
By:	/s/ Carl S. Tabacjar, Jr.
Name: Carl S. Tabacjar, Jr.
Title: Vice President

If second signature is needed:

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 6]

FIFTH THIRD BANK, an Ohio banking corporation
By:	/s/ Kevin F. Garvey
Name: Kevin F. Garvey
Title: Vice President

If second signature is needed:

By:	N/A
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 6]

Mizuho Bank, Ltd.
By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 6]

Bank of Montreal, Chicago Branch
By:	/s/ Yacouba Kane
Name: Yacouba Kane
Title: Vice President

If second signature is needed:

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 6]

COMMONWEALTH BANK OF AUSTRALIA
By:	/s/ Trent Hazelwood
Name: Trent Hazelwood
Title: Senior Associate

[SIGNATURE PAGE TO AMENDMENT NO. 6]

Toronto Dominion (New York) LLC
By:	/s/ Marie Fernandes
Name: Marie Fernandes
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 6]

Wells Fargo Bank, N.A.,
By:	/s/ Michael J. Thomas
Name: Michael J. Thomas
Title: Senior Vice President

If second signature is needed:

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 6]

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Suzannah Valdivia
Name: SUZANNAH VALDIVIA
Title: VICE PRESIDENT

If second signature is needed:

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 6]

THE HUNTINGTON NATIONAL BANK
By:	/s/ Bruce G. Shearer
Name: Bruce G. Shearer
Title: Senior Vice President

If second signature is needed:

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 6]

CIBC Inc.
By:	/s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory

If second signature is needed:

By:	/s/ Zhen Ma
Name: Zhen Ma
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 6]

Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
By:	/s/ David Noda
Name: David Noda
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 6]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:	/s/ Blake Wright
Name: /s/ Blake Wright
Title: Managing Director

By:	/s/ James Austin
Name: James Austin
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 6]

Sumitomo Mitsui Banking Corporation
By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

If second signature is needed:

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 6]

Australia and New Zealand Banking Group Limited
By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 6]

NATIONAL AUSTRALIA BANK
By:	/s/ James Macdonald
Name: James Macdonald
Title: Associate Director

[SIGNATURE PAGE TO AMENDMENT NO. 6]

WESTPAC BANKING CORPORATION
By:	/s/ Richard Yarnold
Name: Richard Yarnold
Title: Senior Relationship Manager Corporate & Institutional Banking

If second signature is needed:

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 6]

MUFG Union Bank, N.A.
By:	/s/ David Noda
Name: David Noda
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 6]

Exhibit A
Composite Conformed Copy
Reflecting Amendment No. 1 dated as of October 16, 2012,
Amendment No. 2 dated as of February 8, 2013,
Amendment No. 3 dated as of June 30, 2014
Amendment No. 4 dated as of September 9, 2014
Amendment No. 5 dated as of October 24, 2014
Consent dated as of November 20, 2014
Amendment No. 6 dated as of January 22, 2015
AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT

Among

CLIFFS NATURAL RESOURCES INC.

CERTAIN FOREIGN SUBSIDIARIES OF THE COMPANY FROM TIME TO TIME PARTY HERETO

VARIOUS LENDERS
FROM TIME TO TIME PARTY HERETO

and

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and L/C Issuer,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC,
CITIGROUP GLOBAL MARKETS INC.,
PNC CAPITAL MARKETS INC.

and

U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Book Managers,

and

FIFTH THIRD BANK and CITIZENS BANK, N.A.,
as Co-Documentation Agents

DATED AS OF AUGUST 11, 2011

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS; INTERPRETATION

Section 1.01.	Definitions 1

Section 1.02.	Interpretation ~~39~~40

Section 1.03.	Change in Accounting Principles ~~39~~41

Section 1.04.	Letter of Credit Amounts ~~40~~41

Section 1.05.	Exchange Rates; Currency Equivalents ~~40~~41

Section 1.06.	Additional Alternative Currencies ~~40~~42

Section 1.07.	Change of Currency ~~41~~43

Section 1.08.	Rounding ~~42~~43

Section 1.09.	Liability of Designated Borrowers ~~42~~43

Section 1.10.	Hybrid Securities ~~42~~44
ARTICLE 2
THE CREDIT FACILITIES

Section 2.01.	Revolving Credit Facilities ~~42~~44

Section 2.02.	Letters of Credit ~~44~~45

Section 2.03.	Applicable Interest Rates ~~54~~55

Section 2.04.	Manner of Borrowing Loans and Designating Currency and Applicable Interest Rates ~~56~~57

Section 2.05.	Minimum Borrowing Amounts; Maximum Eurocurrency Loans ~~58~~60

Section 2.06.	Repayment of Loans ~~59~~60

Section 2.07.	Prepayments ~~59~~60

Section 2.08.	Payments ~~60~~61

Section 2.09.	Termination or Reduction of Commitments ~~62~~63

Section 2.10.	Swing Line Loans ~~62~~63

Section 2.11.	Evidence of Indebtedness ~~66~~67

Section 2.12.	Fees ~~67~~68

Section 2.13.	Hedge Agreements ~~68~~69

Section 2.14.	Designated Borrowers ~~68~~69

Section 2.15.	Defaulting Lenders ~~69~~70
ARTICLE 3
CONDITIONS PRECEDENT

Section 3.01.	Effectiveness ~~71~~72

Section 3.02.	All Credit Extensions ~~73~~74

i

ARTICLE 4
THE GUARANTIES

Section 4.01.	Guaranties ~~73~~74

Section 4.02.	Further Assurances ~~74~~75
ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Section 5.01.	Organization and Qualification ~~74~~75

Section 5.02.	Authority and Enforceability ~~74~~75

Section 5.03.	Financial Reports ~~75~~76

Section 5.04.	No Material Adverse Change ~~75~~76

Section 5.05.	Litigation and Other Controversies ~~75~~76

Section 5.06.	True and Complete Disclosure ~~75~~76

Section 5.07.	Use of Proceeds; Margin Stock ~~76~~77

Section 5.08.	Taxes ~~76~~77

Section 5.09.	ERISA ~~76~~77

Section 5.10.	Subsidiaries ~~77~~78

Section 5.11.	Compliance with Laws ~~77~~78

Section 5.12.	Environmental Matters ~~77~~78

Section 5.13.	Investment Company ~~77~~78

Section 5.14.	Intellectual Property ~~77~~78

Section 5.15.	Good Title ~~78~~79

Section 5.16.	Labor Relations ~~78~~79

Section 5.17.	Capitalization ~~78~~79

Section 5.18.	Other Agreements ~~78~~79

Section 5.19.	Governmental Authority and Licensing ~~78~~79

Section 5.20.	Approvals ~~78~~79

Section 5.21.	Affiliate Transactions ~~79~~80

Section 5.22.	Solvency ~~79~~80

Section 5.23.	Economic Sanctions ~~79~~80

Section 5.24.	No Default ~~79~~80

Section 5.25.	Anti-Corruption Laws ~~79~~80

Section 5.26.	Patriot Act ~~79~~80

Section 5.27.	Collateral Documents ~~79~~80
ARTICLE 6
COVENANTS

Section 6.01.	Information Covenants ~~80~~81

Section 6.02.	Inspections ~~82~~83

Section 6.03.	Maintenance of Property, Insurance, Environmental Matters, Etc ~~83~~84

Section 6.04.	Preservation of Existence ~~83~~84

Section 6.05.	Compliance with Laws ~~84~~85

Section 6.06.	ERISA ~~84~~85

Section 6.07.	Payment of Taxes ~~84~~85

Section 6.08.	Books and Records ~~84~~85

Section 6.09.	Contracts with Affiliates ~~85~~86

Section 6.10.	No Changes in Fiscal Year ~~85~~86

Section 6.11.	Change in the Nature of Business ~~85~~86

Section 6.12.	Indebtedness ~~85~~86

Section 6.13.	Liens ~~87~~88

Section 6.14.	Consolidation, Merger, Sale of Assets, etc ~~88~~89

Section 6.15.	Restricted Investments Prohibited ~~90~~91

Section 6.16.	Dividends and Certain Other Restricted Payments ~~90~~91

Section 6.17.	Economic Sanctions; Anti-Corruption Laws ~~91~~92

Section 6.18.	Financial Covenants ~~92~~93

Section 6.19.	Limitation on Assets and Operations of Cliffs Sonoma Entities ~~92~~93

Section 6.20.	Covenant to Give Security; Further Assurances ~~92~~93

Section 6.21.	Limitations on Assets and Operations of Specific JV Holdcos ~~95~~96
ARTICLE 7
EVENTS OF DEFAULT AND REMEDIES

Section 7.01.	Events of Default ~~95~~96

Section 7.02.	Non-Bankruptcy Defaults ~~97~~99

Section 7.03.	Bankruptcy Defaults ~~98~~99

Section 7.04.	Notice of Default ~~98~~100

Section 7.05.	Expenses ~~98~~100
ARTICLE 8
CHANGE IN CIRCUMSTANCES AND CONTINGENCIES

Section 8.01.	Funding Indemnity ~~98~~100

Section 8.02.	Illegality ~~99~~101

Section 8.03.	Inability to Determine Rates ~~100~~101

Section 8.04.	Increased Costs; Reserves on Eurocurrency Rate Loans ~~100~~102

Section 8.05.	Substitution of Lenders ~~102~~104

Section 8.06.	Discretion of Lender as to Manner of Funding ~~103~~104
ARTICLE 9
THE ADMINISTRATIVE AGENT

Section 9.01.	Appointment and Authority ~~103~~104

Section 9.02.	Rights as a Lender ~~103~~105

Section 9.03.	Exculpatory Provisions ~~103~~105

Section 9.04.	Reliance by Administrative Agent ~~104~~106

Section 9.05.	Delegation of Duties ~~105~~106

Section 9.06.	Resignation of Administrative Agent ~~105~~106

Section 9.07.	Non-reliance on Administrative Agent and Other Lenders ~~106~~108

Section 9.08.	No Other Duties, Etc ~~106~~108

Section 9.09.	Guaranty Matters ~~106~~108

Section 9.10.	Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements ~~107~~109
ARTICLE 10
MISCELLANEOUS

Section 10.01.	Taxes ~~108~~109

Section 10.02.	No Waiver, Cumulative Remedies ~~111~~113

Section 10.03.	Non-Business Days ~~111~~113

Section 10.04.	Documentary Taxes ~~112~~113

Section 10.05.	Survival of Representations ~~112~~113

Section 10.06.	Survival of Indemnities ~~112~~114

Section 10.07.	Sharing of Payments ~~112~~114

Section 10.08.	Notices; Effectiveness; Electronic Communication ~~113~~114

Section 10.09.	Counterparts ~~115~~117

Section 10.10.	Successors and Assigns ~~115~~117

Section 10.11.	Amendments ~~120~~121

Section 10.12.	Headings ~~121~~122

Section 10.13.	Expenses; Indemnity; Damage Waiver ~~121~~122

Section 10.14.	Set-Off ~~123~~124

Section 10.15.	Payments Set Aside ~~123~~125

Section 10.16.	Treatment of Certain Information; Confidentiality ~~124~~125

Section 10.17.	Entire Agreement ~~125~~126

Section 10.18.	Severability of Provisions ~~125~~126

Section 10.19.	Excess Interest ~~125~~127

Section 10.20.	Construction ~~126~~127

Section 10.21.	USA Patriot Act ~~126~~128

Section 10.22.	Currency ~~126~~128

Section 10.23.	Governing Law; Jurisdiction; Etc ~~127~~128

Section 10.24.	Waiver of Jury Trial ~~127~~129

Section 10.25.	No Advisory or Fiduciary Responsibility ~~128~~129

Section 10.26.	Keepwell ~~128~~130

Section 10.27.	Release of Collateral ~~129~~130
ARTICLE 11
COMPANY GUARANTY

Section 11.01.	The Guaranty ~~129~~130

Section 11.02.	Guaranty Unconditional ~~129~~131

Section 11.03.	Discharge Only upon Payment in Full; Reinstatement In Certain Circumstances ~~130~~131

Section 11.04.	Waiver By The Company ~~130~~132

Section 11.05.	Subrogation ~~130~~132

Section 11.06.	Stay of Acceleration ~~130~~132

Exhibit A    —    Swing Line Loan Notice
Exhibit B    —    Notice of Borrowing
Exhibit C    —    Notice of Continuation/Conversion
Exhibit D-1    —    Revolving Note
Exhibit D-2    —    Swing Note
Exhibit D-3    —    Term Note

Exhibit E	— Compliance Certificate

Exhibit F	— Assignment and Assumption

Exhibit G	— Guaranty Agreement

Exhibit H	— Designated Borrower Request and Assumption Agreement

Exhibit I	— Designated Borrower Notice

Schedule 1(a)	— Commitments

Schedule 1(b)	— Mandatory Costs

Schedule 1(c)	— Existing Letters of Credit

Schedule 2.02	— Scotia Existing Letters of Credit

Schedule 5.3	— Contingent Liabilities

Schedule 5.5	— Litigation

Schedule 5.10(a)	— Restricted Subsidiaries

Schedule 5.10(b)	— Unrestricted Subsidiaries

Schedule 5.17	— Capitalization

Schedule 5.21	— Affiliate Transactions

Schedule 6.12	— Existing Indebtedness of Non-Guarantor ~~Subsidiares~~Subsidiaries

Schedule 6.13	— Existing Liens

Schedule 6.15	— Existing Investments

Schedule 6.15(A)	— Existing Investments in Non-Joint Ventures

Schedule 6.15(B)	— Existing Joint Ventures in the United States

Schedule 10.8	— Administrative Agent’s Office; Certain Addresses for Notices

v

“Alternative Currency” means (i) each of Australian Dollars, British Pounds, Canadian Dollars, Euros, Japanese Yen, New Zealand Dollars and Swiss Francs and (ii) each other currency (other than U.S. Dollars) that is approved in accordance with Section 1.06.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with U.S. Dollars.
“Alternative Currency Loan” means a Loan denominated in an Alternative Currency. Alternative Currency Loans may be Revolving Loans or Swing Line Loans.
“Amapa” means Anglo Ferrous Amapá Mineração Ltda., a company organized under the Laws of Brazil.
“Amapa Investment” means, collectively, all Investments by the Company and its Subsidiaries in Amapa.
~~“Applicable Adjusted Total Commitments” is defined in Section 2.01(a) hereof.~~
“Applicable Margin” means, with respect to Loans, L/C Borrowings, and the commitment fees and Letter of Credit Fees payable under Section 2.12 hereof, (a) from the Closing Date until the first Pricing Date, the rates per annum shown opposite Level IV below, and (b) thereafter, from one Pricing Date to the next, the rates per annum determined in accordance with the following schedule:

Level	Leverage Ratio For Such Pricing Date	Applicable Margin For Base Rate Loans And L/C Borrowings Shall Be:	Applicable Margin For Eurocurrency Loans And Letter Of Credit Fee Shall Be:	Applicable Margin For Commitment Fee Shall Be:
I	Less than 1.00 to 1.00	0.25%	1.00%	0.125%
II	Less than 1.50 to 1.00, but greater than or equal to 1.00 to 1.00	0.25%	1.25%	0.15%
III	Less than 2.00 to 1.00, but greater than or equal to 1.50 to 1.00	0.50%	1.50%	0.175%
IV	Less than 2.75 to 1.00, but greater than or equal to 2.00 to 1.00	0.75%	1.75%	0.20%
V	Less than 3.25 to 1.00, but greater than or equal to 2.75 to 1.00	1.00%	2.00%	0.25%

certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected compliance certificate for such Applicable Period, and (iii) the Borrowers shall promptly pay to the Administrative Agent (for the account of the Lenders during the Applicable Period or their successors and assigns) the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This paragraph shall survive the termination of this Agreement.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.14.
“Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arbitration Award” means that certain arbitration award granted pursuant to Case No. 18209/VRO/AGF/ZF by the ICC International Court of Arbitration in favor of Worldlink Resources Limited against Cliffs Quebec Iron Mining ULC, The Bloom Lake Iron Ore Mine Limited Partnership and Bloom Lake General Partner Limited.
“Arrangement Agreement” means that Arrangement Agreement, dated as of January 11, 2011, between the Company and CTIM, as amended, restated, supplemented or otherwise modified from time to time.
“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., PNC Capital Markets, Inc. and U.S. Bank National Association, in their respective capacities as joint lead arrangers and joint book managers.
“Arranger Fee Letter” means the Arranger Fee Letter, dated June 28, 2011, among the Company and the Commitment Parties (as defined therein), as amended by the Co-Arranger Commitment Letter, dated July 14, 2011, among the Company, the Initial Commitment Parties (as defined therein) and the Additional Commitment Parties (as defined therein).
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Canadian Entities” means (a) Cliffs Quebec Iron Mining ULC (f/k/a Cliffs Quebec Iron Mining Limited), an unlimited liability company organized under the laws of British Columbia, Canada, (b) Wabush Iron Co. Limited, an Ohio corporation, (c) The Bloom Lake Iron Ore Mine Limited Partnership, a limited partnership formed under the laws of Ontario, (d) Bloom Lake General Partner Limited, an Ontario corporation, (e) Wabush Resources Inc., a corporation organized under the laws of Canada, (f) each other Restricted Subsidiary of the Company organized under the laws of Canada or any province thereof, including, for the avoidance of doubt, Wabush Mines, an unincorporated joint venture and Knoll Lake Minerals Limited, a company organized under the laws of Canada and (g) Northern Land Company Limited, a company organized under the laws of Newfoundland & Labrador.
“Canadian Existing Indebtedness” means any Indebtedness of the applicable Canadian Entities and the Company under (x) that certain Master Loan and Security Agreement, dated as of September 27, 2013, among Key Equipment Finance Inc., as lender and as administrative agent, The Bloom Lake Iron Ore Mine Limited Partnership, a limited partnership formed under the laws of the Province of Ontario, Wabush Mines, an unincorporated joint venture of Wabush Iron Co. Limited and Wabush Resources Inc., by its managing agent, Cliffs Mining Company and each other person designated as a borrower from time to time pursuant to the terms thereof, and the other Account Documentation referred to in such Master Loan and Security Agreement, including all loan schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, and (y) the Corporate Guaranty dated September 27, 2013 provided by the Company in respect thereof, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Canadian Restructuring” means all or any part of the transaction or event or series of transactions or events described to the Administrative Agent and the Lenders in that certain letter agreement, dated January 22, 2015, addressed to the Administrative Agent and the Lenders and acknowledged by the Administrative Agent, delivered by the Company on January 22, 2015, together with such changes, modifications and supplements thereto that are reasonably acceptable to the Administrative Agent.
“Canadian Restructuring Commencement Date” means the earliest date on which any of the transactions or events in the definition of Canadian Restructuring is initiated (it being understood that, in the case of any Canadian Entity, its Canadian Restructuring Commencement Date shall be the earliest date on which any of the transactions or events in the definition of Canadian Restructuring is initiated with respect to such Canadian Entity).
“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

shutdown, restructuring or other disposition of the Wabush mine and related facilities and operations in an aggregate amount not to exceed U.S. $100,000,000 (calculated on a cumulative basis for all periods) during the term of this Agreement and (B) additional cash restructuring charges in an aggregate amount not to exceed U.S. $100,000,000 (calculated on a cumulative basis for all periods) during the term of this Agreement ~~and~~, (vi) costs associated with the issuance of Indebtedness (whether or not consummated) (but excluding any such costs amortized through or otherwise included or to be included in Interest Expense for any period) and (vii) costs and expenses incurred during such period in connection with the Canadian Restructuring in an aggregate amount for all such costs and expenses during the life of this Agreement not to exceed $75,000,000, minus, without duplication, (b) the sum of (i) cash payments made during such period in respect of items added to the calculation of Net Income pursuant to clause (a)(iv) above during such period or any previous period, and (ii) non-cash items increasing Net Income for such period; provided, however, that, solely for the purposes of calculating compliance with Section 6.18(a), EBITDA for any period shall (x) include the EBITDA for any Person or business unit that has been acquired by the Company or any of its Restricted Subsidiaries for any portion of such period prior to the date of acquisition, and (y) exclude the EBITDA for any Person or business unit that has been disposed of by the Company or any of its Restricted Subsidiaries for the portion of such period after the date of disposition. Notwithstanding the foregoing, for purposes of determining the EBITDA of CTIM for the fiscal quarters ending March 31, 2011, June 30, 2011 and September 30, 2011, such amount shall be calculated for the period from January 1, 2011 through the end of the relevant fiscal quarter then ending, as applicable, and multiplied by 4, 2 and 4/3, respectively.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Swing Line Lender and the L/C Issuers, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.
“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, or liability under, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funds Transfer and Deposit Account Liability” means the liability of the Company or any of its Subsidiaries owing to any Person arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Company and/or any Subsidiary now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services, including, without limitation, treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer, merchant processing services and other cash management arrangements, in each case afforded to the Company or any such Subsidiary by any such Person that, at the time it enters into such arrangement, is a Lender or an Affiliate of a Lender; provided that any such liabilities incurred by any Canadian Entity from and after the Canadian Restructuring Commencement Date shall not constitute Funds Transfer and Deposit Account Liability.
“Funding Date” is defined in Section 2.01(c) hereof.
“GAAP” means generally accepted accounting principles as in effect in the United States as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means each Material Subsidiary (other than Cleveland Cliffs International Holding Company) from time to time party to a Guaranty in accordance with the provisions of Article 4 hereof. As of the Closing Date, the Guarantors are The Cleveland-Cliffs Iron Company, Cliffs Mining Company, Cliffs Sales Company, Northshore Mining Company, Cliffs Minnesota Mining Company, Cliffs North American Coal LLC, CLF PinnOak LLC, Silver Bay Power Company, Cliffs Empire, Inc., Cliffs TIOP, Inc., Cliffs Logan County Coal, LLC and Cliffs West Virginia Coal Inc.

“Guaranty” and “Guaranties” each is defined in Section 4.01 hereof.
“Hazardous Material” means (a) any “hazardous substance” as defined in CERCLA and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.
“Hedge Agreement” means any interest rate, currency or commodity swap agreements, cap agreements, collar agreements, floor agreements, exchange agreements, forward contracts, option contracts or similar interest rate or currency or commodity hedging arrangements.
“Hedging Liability” means the liability of the Company or any Subsidiary to any Person in respect of (i) any Hedge Agreement existing as of the Fifth Amendment Effective Date between the Company or such Subsidiary, as the case may be, and any such Person that is a Lender or an Affiliate of a Lender on the Fifth Amendment Effective Date and (ii) any Hedge Agreement as the Company or such Subsidiary, as the case may be, may from time to time after the Fifth Amendment Effective Date, enter into with any such Person that, at the time it enters into such Hedge Agreement, is a Lender or an Affiliate of a Lender; provided that any such liabilities incurred by any Canadian Entity from and after the Canadian Restructuring Commencement Date shall not constitute Hedging Liability.
“Honor Date” is defined in Section 2.02(c)(i) hereof.
“Hybrid Securities” means any trust preferred security, deferrable interest subordinated debt security, mandatory convertible debt security or other hybrid debt security issued by the Company or any of its Restricted Subsidiaries (or a trust or other entity formed by the Company or any of its Restricted Subsidiaries) that (a) is accorded at least some equity treatment by S&P and/or Moody’s at the time of issuance thereof, (b) if issued by any Loan Party, is expressly subordinate in right of payment to the Obligations, and (c) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) does not mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable or subject to any mandatory repurchase requirement (except for any redemption or mandatory repurchase as the result of a change in control or event of default) at any time prior to the date that is six months after the Termination Date.
“Indebtedness” means for any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (e) all obligations under leases which shall alternative branch or funding office with respect to its Eurocurrency Loans to reduce any liability of the Company to such Lender under Section 8.04 hereof or to avoid the unavailability of Eurocurrency Loans under Section 8.03 hereof, so long as such designation is not disadvantageous to the Lender. Without limitation of the foregoing, any Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.
“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Expiration Date” means the day that is 270 days after the Termination Date (or, if such day is not a Business Day, the next succeeding Business Day).
“Letter of Credit Fee” is defined in Section 2.12(b) hereof.
“Leverage Ratio” means, on any date, the ratio of Total Funded Debt on such date to EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.
“LIBOR” means, for any Interest Period (x) with respect to a Eurocurrency Loan denominated in U.S. Dollars or in any Alternative Currency other than Canadian Dollars, the rate per annum equal to the London Interbank Offered Rate or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in U.S. Dollars or the relevant Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period and (y) with respect to a Eurocurrency Loan denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate, or a comparable or successor rate which is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day; provided that, in each case of clauses (x) and (y), if such rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Liquidity” means, at any time, the sum of (x) the aggregate amount of unrestricted (other than Liens under the Loan Documents) cash and Cash Equivalents of the Loan Parties at such time plus (y) the aggregate amount of the unused Total Commitments ~~(or, if less, the unused Applicable Adjusted Total Commitments)~~.
“Loan” means any Revolving Loan or Swing Line Loan, whether outstanding as a Base Rate Loan or Eurocurrency Loan or otherwise as permitted hereunder, each of which is a “type” of Loan hereunder.
“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Issuer Documents, the Guaranties, the Fee Letters and each other instrument or document to be executed or delivered by the Company or any Restricted Subsidiary hereunder or thereunder or otherwise in connection therewith, other than Hedge Agreements.
“Loan Party” means the Company and each Guarantor.
“Local Currency Swing Line Supplement” means a written supplement to this Agreement entered into between the Company and the Swing Line Lender, with the written consent of the Administrative Agent.
“Long-Dated Letter of Credit” means any Letter of Credit having an expiry date later than the fifth Business Day prior to the Termination Date (but in no event later than the Letter of Credit Expiration Date).
“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1(b).
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any

Lender under any Loan Document, or of the ability of the Company or any Restricted Subsidiary to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Restricted Subsidiary of any Loan Document to which it is a party~~.~~; provided, however, that in no event shall (x) the Canadian Restructuring or its effect on the Canadian Entities constitute a Material Adverse Effect unless it constitutes a Material Adverse Effect on the Company and its Restricted Subsidiaries (other than the Canadian Entities), taken as a whole, or (y) the failure of any Canadian Entity to repay any intercompany Indebtedness constitute a Material Adverse Effect.
“Material Foreign Subsidiary” shall mean and include (i) each Wholly-Owned Subsidiary which is a Foreign Subsidiary, except any Foreign Subsidiary that does not have (together with its Subsidiaries) (a) at the time of determination thereof, consolidated total assets that constitute more than 5% of the consolidated total assets of the Company and its Subsidiaries at such time and (b) consolidated gross revenues for any fiscal year of the Company ending on or after January 1, 2012, that constitute more than 5% of the consolidated gross revenues of the Company and its Subsidiaries during such fiscal year.
“Material Real Property” means any Real Property owned or leased by any Loan Party; provided that such Material Real Property may exclude (i) any individual parcel with a fair market value (as reasonably determined by the Company and reasonably acceptable to the Administrative Agent) not to exceed $25,000,000; provided that such parcel is not necessary to operate the relevant complex or facility associated with such parcel (as reasonably determined by the Company and reasonably acceptable to the Administrative Agent), (ii) any Real Property or interest therein used or held in connection with a mine owned by a joint venture of which a Loan Party is a party, to the extent that the joint venture agreement or other relevant agreement with the relevant joint venture partner prohibits (or requires the consent of a party other than the Company or any of its Subsidiaries with respect to) the creation of a security interest therein and (iii) any leasehold interest in the office headquarters of the Company located at 200 Public Square, Cleveland, Ohio 44114. In addition, the Administrative Agent may agree, in its sole discretion, to exclude from this definition of “Material Real Property” any Building (as defined in the applicable Flood Insurance Laws) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Laws). In such event, notwithstanding any provision in this Agreement, any Mortgage, or any other Collateral Document to the contrary, such Building or Manufactured (Mobile) Home shall not be included in this definition of “Material Real Property” and such Building or Manufactured (Mobile) Home shall not be encumbered by any Mortgage.
“Material Subsidiary” shall mean and include (i) each Wholly-Owned Subsidiary that is a Domestic Subsidiary, except any Wholly-Owned Subsidiary that is a Domestic Subsidiary and does not have (together with its Subsidiaries) (a) at the time of determination thereof, consolidated total assets that constitute more than 5% (or 10% if the date of determination is prior to January 1, 2012) of the consolidated total assets of the Company and its Subsidiaries at such time and (b) consolidated gross revenues for any fiscal year of the Company ending on or after January 1, 2012, that constitute more than 5% (or 10% for a fiscal year ending on December 31, 2010 or December 31, 2011) of the consolidated gross revenues of the Company and its Subsidiaries during such fiscal year~~,~~ and (ii~~) each Subsidiary that was an originator under the Permitted Securitization Financing and (iii~~) each Domestic Subsidiary that the Company has designated to the Administrative Agent in writing as a Material Subsidiary. As of the ~~Fifth~~Sixth Amendment Effective Date, the Material Subsidiaries are The Cleveland-Cliffs Iron Company, Cliffs Mining Company, Cliffs Sales Company, Northshore Mining Company, Cliffs Minnesota Mining Company, Cliffs North American Coal LLC, CLF PinnOak LLC, Silver Bay Power Company, Cliffs Empire, Inc., Cliffs TIOP, Inc., Cleveland-Cliffs International Holding Company, Cliffs ~~Logan County Coal, LLC, Cliffs~~ West Virginia Coal Inc., Oak Grove Resources LLC, Pinnacle Mining Company, LLC, ~~Southern Eagle Land, LLC, Toney’s Fork Land, LLC and~~Cliffs UTAC Holding LLC, United Taconite LLC, Cliffs TIOP Holding, LLC, Cliffs Empire Holding, LLC, Cliffs Pickands Holding, LLC, Cliffs Mining Holding, LLC and Cliffs Mining Holding Sub Company.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means a mortgage or deed of trust, deed to secure debt, trust deed or other security document entered into by the owner or lessee, as the case may be, of a Material Real Property in favor of the Administrative Agent for the benefit of the Secured Parties creating a Lien on such Material Real Property, substantially in such form as may be reasonably agreed between the Company and the Administrative Agent.
“National Flood Insurance Program” shall mean the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor statute thereto, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a U.S. federal insurance program.
“Net Income” means, with reference to any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that (a) there shall be excluded from Net Income (i) the net income (or net loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of, or has merged into or consolidated with, the Company or another Restricted Subsidiary and (ii) the net income (or net loss) of any Person (other than a Restricted Subsidiary) in which the Company or any of its Restricted Subsidiaries has an equity interest in, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries during such period, and (b) solely for the purposes of calculating compliance with Section 6.18(a), Net Income for any period shall (i) include the net income (or net loss) for any Person or business unit that has been acquired by the Company or any of its Restricted

“Patriot Act” is defined in Section 5.26 hereof.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Total Commitments represented by such Lender’s Commitment at such time, subject to Section 2.15(a)(iv). If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Total Commitments have expired, then the Percentage of each Lender shall be determined based on the Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Perfection Certificate” has the meaning assigned to such term in the Security Agreement.
“Permitted Acquisition” means any Acquisition with respect to which the following condition is satisfied: after giving effect to the Acquisition, no Default or Event of Default shall exist, including with respect to the covenant contained in Section 6.18(a) hereof on a pro forma basis.
“Permitted Investment Amount” means an amount equal to (a) U.S. $150,000,000 plus (b) 20% of positive consolidated Net Income for each fiscal year of the Company commencing with the Company’s fiscal year ending December 31, 2006. As of December 31, 2010, the Permitted Investment Amount was equal to U.S. $608,180,000.
“Permitted Lien” is defined in Section 6.13 hereof.
“Permitted Securitization Financing” means the sales of accounts receivable, general intangibles and other assets and related rights, and the financing transactions, contemplated by and pursuant to (i) the Purchase and Sale Agreement, dated as of April 22, 2014, among the various originators parties thereto, the Company, as servicer, and CNR Receivables LLC, as buyer, and (ii) the Receivables Purchase Agreement, dated as of April 22, 2014, among CNR Receivables LLC, as seller, the Company, as servicer, Credit Agricole Corporate and Investment Bank, as committed purchaser, purchaser agent and administrator, Atlantic Asset Securitization LLC, as a conduit purchaser, and PNC Bank, National Association, as a committed purchaser, LC banks and a purchaser agent~~; in each case as amended, supplemented or otherwise modified from time to time; provided, that no such amendment, supplement or other modification shall (x) add any collateral securing, or assets sold into, any such financing; (y) add any obligors or sellers who are not already parties as of the Fourth Amendment Effective Date or (z) increase the aggregate amount of the obligations or the amount available to purchase receivables~~

~~thereunder above the amount permitted in Section 6.12(e).~~, which financings were paid off and terminated on or about October 24, 2014.
~~“Permitted Securitization Financing Payoff” means the termination of, and repayment in full of all obligations owed under, the Permitted Securitization Financing and delivery to the Administrative Agent of a payoff letter reasonably satisfactory to the Administrative Agent and copies of UCC-3 termination financing statements in form appropriate for filing with respect to such termination.~~
“Permitted Transaction Condition” means, with respect to (i) an Investment made pursuant to clauses (n), (o) or (q) of the definition of “Restricted Investment” or (ii) a Permitted Acquisition, and, in each case, after giving effect to such Investment or Permitted Acquisition, the Company shall be in pro forma compliance with the financial covenants set forth in Section 6.18 (provided that for purposes of this definition, the levels set forth in Section 6.18 shall be deemed to be 0.5x tighter than the specified levels).
“Person” means any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization, Governmental Authority or any other entity or organization.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Platform” is defined in Section 6.01 hereof.
“Portman Limited Facility” means any credit agreement, multi-option facility, facility agreement, loan agreement or other agreements or instruments entered into from time to time under which the applicable lenders or holders of such instruments have agreed to make loans or otherwise extend credit to Cliffs Natural Resources Holdings Pty Ltd or any Restricted Subsidiary thereof.
“Principal Property” means a single manufacturing or processing plant, warehouse distribution facility or office owned or leased by the Company or a Principal Subsidiary which has a net book value in excess of 5% of Consolidated Net Tangible Assets other than a plant, warehouse, office or portion thereof which, in the opinion of the Company’s Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries as an entirety.
“Principal Subsidiary” means a Subsidiary that owns or leases any Principal Property except a Subsidiary (a) that transacts any substantial portion of its business and

(h)    Contingent Obligations permitted by Section 6.12(h) hereof;
(i)    mergers and consolidations permitted by Section 6.14 hereof;
(j)    loans and advances to directors, employees and officers of the Company and its Restricted Subsidiaries for bona fide business purposes in the ordinary course of business;
(k)    (i) Investments by any Loan Party in or to any other Loan Party, (ii) Investments by any Loan Party in or to any Canadian Entity or to any Wholly-Owned Subsidiary that is not a Guarantor, provided that (A) the sum of Investments made from and after the Fifth Amendment Effective Date under this clause (ii) shall not exceed an aggregate amount equal to $150,000,000 at any time outstanding (of which the sum, without duplication, of (1) the aggregate amount of Investments made in, to or on behalf of the Canadian Entities from and after the Canadian Restructuring Commencement Date under this clause (ii) and (2) the aggregate amount of payments made by any Loan Party from and after the Sixth Amendment Effective Date under any “e-payables” program of the Company or any of its Subsidiaries in respect of amounts due to any supplier or vendor of the Canadian Entities, shall not exceed an aggregate amount equal to $100,000,000) and (B) no Investment under this clause (ii) that is in the form of intercompany loans shall be evidenced by a promissory note unless such promissory note is pledged to the Administrative Agent in accordance with the terms of the Security Agreement, (iii) Investments by any Subsidiary that is not a Guarantor in or to any Loan Party, provided that any such Investment under this clause (iii) that is in the form of intercompany loans shall be unsecured and subordinated to the Obligations pursuant to the terms of the Intercompany Note (as defined in the Security Agreement) or other document having subordination terms substantially similar to the terms contained in the Intercompany Note or other document having subordination terms substantially similar to the terms contained in the Intercompany Note or otherwise reasonably satisfactory to the Administrative Agent and (iv) Investments between Subsidiaries that are not Guarantors or Investments by any Subsidiary that is not a Guarantor in a Canadian Entity, provided that if the Subsidiary making the Investment under this clause (iv) is a Wholly-Owned Subsidiary, the recipient of such Investment shall also be a Wholly-Owned Subsidiary~~;~~ or a Canadian Entity; provided, further, that from and after the Canadian Restructuring Commencement Date, any Investments made pursuant to this clause (k) in or to the Canadian Entities shall be made in the form of intercompany loans that are secured by the assets of the Canadian Entities pursuant to Section 6.13(l);
(l)    Investments in securities of trade creditors or customers in the ordinary course of business that are received (i) in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (ii) in the settlement of debts created in the ordinary course of business;
(m)    Investments in Joint Ventures in the United States existing as of the Fifth Amendment Effective Date and set forth on Schedule 6.15(B) for the purpose of financing such entities’ (i) operating expenses incurred in the ordinary course of business, (ii) reasonable Capital Expenditures and (iii) other reasonable obligations that are accounted for by the Company and its Restricted Subsidiaries as increases in equity in such Joint Ventures;
(n)    Investments in The Bloom Lake Iron Ore Mine Limited Partnership and Wabush Mines joint ventures so long as the Permitted Transaction Condition is satisfied; provided that no Investments shall be made pursuant to this clause (n) from and after the Canadian Restructuring Commencement Date;
(o)    so long as the Permitted Transaction Condition is satisfied, Investments of the Company and its Restricted Subsidiaries to make acquisitions of additional mining interests located in the United States or for other strategic or commercial purposes in the United States; provided that from and after the Fifth Amendment Effective Date, (i) after giving effect to any such Investment, no Default or Event of Default shall exist, (ii) the aggregate amount of consideration (excluding common equity interests of the Company) paid in respect of such Investments, together with (x) the aggregate amount of consideration paid in connection with an Acquisition made in reliance on clause (d) of the definition of “Restricted Investments” and (y) the aggregate amount of Investments made in reliance on clause (q) of the definition of “Restricted Investments” (excluding, in the case of clauses (x) and (y), the amount of such Acquisitions and Investments made using common equity of the Company), shall not exceed U.S. $200,000,000 from and after the Fifth Amendment Effective Date, and (iii) in the case of any such Investment in excess of U.S. $100,000,000, the Company shall deliver to the Administrative Agent at least 3 Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to such Investment, a certificate confirming pro forma compliance with the Permitted Transaction Condition;
(p)    [reserved]; and
(q)    Investments, not otherwise permitted under clauses (a) - (p), of the Company and its Restricted Subsidiaries so long as the Permitted Transaction Condition is satisfied; provided that from and after the Fifth Amendment Effective Date, (i) the aggregate amount of consideration (excluding common equity interests of the Company) paid in respect of such Investments, together with (x) the aggregate amount of consideration paid in connection with an Acquisition made in reliance on clause (d) of the definition of “Restricted Investments” and (y) the aggregate amount of Investments made in reliance on clause (o) of the definition of “Restricted Investments” (excluding, in the case of clauses (x) and (y), the amount of such Acquisitions and Investments made using common equity of the Company), shall not exceed U.S. $200,000,000 from and after the Fifth Amendment Effective Date and (ii) in the case of any such Investment in which the aggregate amount to be invested is greater than U.S. $100,000,000, the Company shall deliver to the Administrative Agent at least 3 Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to such Investment, a certificate confirming pro forma compliance with the Permitted Transaction Condition;

may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Scotia Existing Letters of Credit” means those letters of credit existing as of the Fifth Amendment Effective Date issued by The Bank of Nova Scotia, New York Agency for the benefit of the Company and its Subsidiaries and as set forth on Schedule 2.02.
“SEC” is defined in Section 6.01(e) hereof.
“Secured Obligations” means the Obligations, the Hedging Liability and the Funds Transfer and Deposit Account Liability; provided, that Secured Obligations shall not include, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor.
“Secured Parties” means, collectively, the Lenders, the Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and each other holder of Secured Obligations.
“Security” has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.
“Security Agreement” is defined in Section 6.20(a) hereof.
“Senior Secured Debt” means that portion of Total Funded Debt that is (a) outstanding under this Agreement or the Loan Documents or (b) secured by a Lien on any property or assets of the Company or any of its Restricted Subsidiaries.
“Senior Secured Leverage Ratio” means, at any time the same is to be determined, the ratio of (a) Senior Secured Debt to (b) EBITDA of the Company and its Restricted Subsidiaries for the four fiscal quarters of the Company most recently ended.
“Sixth Amendment Effective Date” means the date that the conditions precedent to the effectiveness of Amendment No. 6, dated as of January 22, 2015, to this Agreement have been satisfied or waived.
“Sonoma” means the unincorporated joint venture formed by QCoal Sonoma Pty Ltd, Watami (Qld) Pty Ltd, CSC Sonoma Pty Ltd, JS Sonoma Pty Ltd and Cliffs Australia Coal Pty Ltd, a Wholly-Owned Subsidiary of the Company, for the purpose of mining and developing a coal mine in Queensland, Australia, including the construction of a washplant by Cliffs Australia Washplant Operations Pty Ltd, an indirectly held Wholly-Owned Subsidiary of the Company.

(e)    any interest or title of a lessor under any operating lease;
(f)    easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of such Person;
(g)    Liens of or resulting from any judgment or ~~award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which such Person shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, provided that, the aggregate amount of such judgments or awards secured by Liens permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of U.S. $50,000,000 (except to the extent fully (excluding any deductibles or self-insured retention) covered by insurance pursuant to which the insurer has accepted liability therefor in writing) at any one time outstanding;~~judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes which do not result in an Event of Default under Section 7.01(g);
(h)    Liens in the nature of royalties, dedications of reserves or similar rights or interests granted, taken subject to or otherwise imposed on properties consistent with normal practices in the iron ore mining industry;
(i)    Liens incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for Indebtedness) or arising by virtue of deposits made in the ordinary course of business to security liability for premiums to insurance carriers and/or benefit obligations to claimants;
(j)    leases or subleases of properties, in each case entered into in the ordinary course of business so long as such leases or subleases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries or (ii) materially impair the use (for its intended purposes) or the value of the Property subject thereto;
(k)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business in accordance with the past business practices of such Person, and any products or proceeds thereof to the extent covered by such Liens;
(l)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non consensual and arise by operation of Law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(m)    the filing of UCC financing statements in connection with operating leases, consignment of goods or bailment agreements; and
(n)    Liens securing reimbursement obligations with respect to trade or commercial letters of credit that encumber only the documents underlying such letters of credit and any products or proceeds thereof to the extent covered by such Liens.
~~“Step 1 Collateral Completion Date” means the date on which all of the requirements of Section 6.20(a) are completed or waived.~~
~~“Step 2 Collateral Completion Date” means the date on which all of the requirements of Section 6.20(b) are completed or waived.~~
“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw Hill Companies, Inc. and any successor thereto.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization.
“Swap Counterparty” means, with respect to any swap with a Lender, any person or entity that is or becomes a party to such swap.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act between any Lender and one or more Swap Counterparties.
“Swing Line” means the credit facility for making one or more Swing Line Loans described in Section 2.10 hereof.
“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.
“Swing Line Sublimit” means, collectively, $100,000,000 with the limitations that (i) the aggregate Outstanding Amount of Swing Line Loans denominated in U.S. Dollars shall at no time exceed U.S. $50,000,000, (ii) the aggregate Outstanding Amount of Swing Line Loans denominated in Canadian Dollars shall at no time exceed Cdn. $25,000,000, (iii) the aggregate Outstanding Amount of Swing Line Loans denominated in Australian Dollars shall at no time exceed AUD 25,000,000 and (iv) the aggregate Outstanding Amount of Swing Line Loans denominated in any other Alternative Currency shall be zero; provided that the amounts specified in clauses (i) - (iv) may be modified from time to time by agreement between the Company and the Swing Line Lender.
“Swing Line Loan” and “Swing Line Loans” each is defined in Section 2.10 hereof.
“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.10(b), which, if in writing, shall be substantially in the form of Exhibit A and appropriately completed and signed by a Responsible Officer of the Company.
“Swing Note” means a promissory note made by the Company in favor of the Swing Line Lender evidencing Swing Line Loans made by the Swing Line Lender, substantially in the form of Exhibit D-2.
“Swiss Francs” means the lawful currency of the Swiss Confederation.
“Syndication Agent” means JPMorgan Chase Bank, N.A.
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means October 16, 2017, or such earlier date on which the Commitments are terminated in whole pursuant to Section 2.09, 7.02 or 7.03 hereof.
“Third Amendment Effective Date” means June 30, 2014.
“Total Commitments” means, at any time, the aggregate amount of Commitments, which shall be ~~One Billion One~~Nine Hundred ~~Twenty-Five~~ Million Dollars (U.S. $~~1,125,000,000~~900,000,000) on the ~~Fifth~~Sixth Amendment Effective Date and which may be increased pursuant to Section 2.01(b) hereof or decreased pursuant to Section 2.09 or other applicable provisions hereof~~.~~; provided; however, that on May 31, 2015, the aggregate amount of Commitments shall be automatically reduced to Seven Hundred Fifty Million Dollars (U.S. $750,000,000), with such reduction being applied pro rata to the outstanding Commitments immediately prior to such reduction.

component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.09.    Liability of Designated Borrowers. The parties intend that this Agreement shall in all circumstances be interpreted to provide that each Designated Borrower is liable only for obligations with respect to Loans or Letters of Credit made to or issued on behalf of such Designated Borrower (including, without limitation, principal and interest on such Loans and reimbursement obligations with respect to such Letters of Credit) and ongoing obligations related thereto under Articles 2 and 8 hereof, and its pro rata share of otherwise unallocated general fees, reimbursements and charges hereunder and under any other Loan Document.
Section 1.10.    Hybrid Securities. For purposes of determining Total Funded Debt and Net Worth, Hybrid Securities shall be accorded the same capital treatment as given to such Hybrid Securities by either S&P or Moody’s (whichever gives the lower treatment) at the time of issuance thereof; provided, however, that the maximum amount of Hybrid Securities that may be included in Net Worth and excluded from Total Funded Debt shall not at any time exceed 15% of the sum of Total Funded Debt plus Net Worth, in each case including such Hybrid Securities in accordance with their capital treatment by either S&P or Moody’s (whichever is used in accordance with this paragraph).
ARTICLE 2
THE CREDIT FACILITIES
Section 2.01.    Revolving Credit Facilities. (a) Revolving Loans. Prior to the Termination Date, each Lender severally and not jointly agrees, subject to the terms and conditions hereof, to make revolving loans (each individually a “Revolving Loan” and, collectively, the “Revolving Loans”) in U.S. Dollars and Alternative Currencies to the Borrowers from time to time in an aggregate outstanding U.S. Dollar Equivalent up to the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing (i) the Total Outstandings shall not exceed the Total Commitments in effect at such time~~, provided that (A) if the Step 1 Collateral Completion Date has not occurred by the Fifth Amendment Effective Date, the Total Outstandings shall also not exceed U.S. $750,000,000 until the earlier of the Step 1 Collateral Completion Date and the fifteenth (15th) day after the Fifth Amendment Effective Date, (B) if the Step 1 Collateral Completion Date has not occurred by such fifteenth (15th) day, from and after the sixteenth (16th) day after the Fifth Amendment Effective Date, the Total Outstandings shall also not exceed U.S. $500,000,000 until the earlier of the Step 1 Collateral Completion Date and the fifty-ninth (59th) day after the Fifth Amendment Effective Date, (C) if the Step 1 Collateral Completion Date has not occurred by such fifty-ninth (59th) day, from and after the sixtieth (60th) day following the Fifth Amendment Effective Date, the Total Outstandings shall also not exceed U.S. $300,000,000; and (D) each of the amounts in clauses (A), (B) and (C) (each of such amounts, the “Applicable Adjusted Total Commitments”) shall be reduced by U.S. $110,000,000 if the Permitted~~

~~Securitization Financing Payoff has not occurred by such date~~, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (iii) the sum of (x) the aggregate Outstanding Amount of Alternative Currency Loans and Letters of Credit denominated in an Alternative Currency and (y) the aggregate Outstanding Amount of Loans denominated in U.S. Dollars made to Designated Borrowers shall not exceed the Foreign Sublimit. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Percentages. As provided in Section 2.04(a), and subject to the terms hereof, the Company may elect that each Borrowing of Revolving Loans denominated in U.S. Dollars be either Base Rate Loans or Eurocurrency Loans. All Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Revolving Loans may be repaid and reborrowed before the Termination Date, subject to the terms and conditions hereof.
(b)    Commitment Increases. The Company shall be entitled, from time to time, to request that the Total Commitments be increased to an aggregate amount not to exceed Two Billion Dollars (U.S. $2,000,000,000) (such additional Commitments are referred to herein as the “Additional Commitments”); provided that (i) at the time of giving effect to any such Commitment increase, the conditions specified in Sections 3.02(a) and (b) would be satisfied if the full amount of the Commitments as increased were borrowed at such time, (ii) any such increase shall be in a minimum amount of U.S. $50,000,000, (iii) no Lender shall be obligated to increase such Lender’s Commitment without such Lender’s written consent, which may be withheld in such Lender’s sole discretion, and (iv) any Person providing any Additional Commitment shall be an Eligible Assignee (if such Person is not already a Lender). In connection with any such increase in the Total Commitments the parties shall execute any documents reasonably requested in connection with or to evidence such increase, including without limitation, an amendment to this Agreement.
(c)    Adjustments. On the date (“Funding Date”) of any increase in the Total Commitments permitted by this Agreement, which date shall be designated by the Administrative Agent, each Lender who has an Additional Commitment shall fund to the Administrative Agent such amounts as may be required to cause each such Lender to hold its Percentage of Revolving Loans based upon the Commitments as of such Funding Date, and the Administrative Agent shall distribute the funds so received to the other Lenders in such amounts as may be required to cause each of them to hold its Percentage of Revolving Loans as of such Funding Date. The Lenders receiving such amounts to be applied to Eurocurrency Loans may demand payment of the breakage costs under Section 8.01 hereof as though the applicable Borrower had elected to prepay such Eurocurrency Loans on such date and such Borrower shall pay the amount so demanded as provided in Section 8.01. The first payment of interest and Letter of Credit Fees received by the Administrative Agent after such Funding Date shall be paid to the Lenders in amounts adjusted to reflect the adjustments of their respective Percentages as of the Funding Date. On the Funding Date each Lender shall be deemed to have either sold or purchased, as applicable, a participating interest in Swing Line Loans, L/C Obligations and L/C association or operating agreement, partnership agreement or other similar document) of the Company or any Restricted Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Company or any Restricted Subsidiary or any of its Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (c) result in the creation or imposition of any Lien on any Property of the Company or any Restricted Subsidiary.
Section 5.03.    Financial Reports. The audited consolidated financial statements of the Company and its Restricted Subsidiaries as at December 31, 2013, and the unaudited interim consolidated financial statements of the Company and its Restricted Subsidiaries as at March 31, 2014, for the 3 months then ended, heretofore furnished to the Administrative Agent, fairly and adequately present, in all material respects, the consolidated financial condition of the Company and its Restricted Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Except as set forth on Schedule 5.3, neither the Company nor any Restricted Subsidiary has contingent liabilities or judgments, orders or injunctions against it that are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 6.01 hereof.
Section 5.04.    No Material Adverse Change. Since December 31, 2013, there has been no change in the condition (financial or otherwise) of the Company and its Restricted Subsidiaries except ~~those occurring in the ordinary course of business, none of which~~such changes which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.05.    Litigation and Other Controversies. Except as set forth on Schedule 5.5 and the Arbitration Award, there is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Company and its Restricted Subsidiaries, threatened against the Company or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect.
Section 5.06.    True and Complete Disclosure. All information furnished by or on behalf of the Company or any of its Restricted Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, or any transaction contemplated herein, is true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not materially misleading in light of the circumstances under which such information was provided; provided that to the extent any such information was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized assumptions reasonable at the time made and due care in the preparation of such information, report, financial statement, exhibit or schedule.
Section 5.07.    Use of Proceeds; Margin Stock. (a) All proceeds of Loans shall be used by the Company to refinance certain existing indebtedness and for working

Section 5.15.    Good Title. The Company and its Restricted Subsidiaries have good and marketable title, or valid leasehold interests, to their assets as reflected on the Company’s most recent consolidated balance sheet provided to the Administrative Agent, except for sales of assets in the ordinary course of business, subject to no Liens, other than Permitted Liens.
Section 5.16.    Labor Relations. Neither the Company nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Restricted Subsidiaries or, to the best knowledge of the Company and its Restricted Subsidiaries, threatened against the Company or any of its Restricted Subsidiaries, except such as could not reasonably be expected to have a Material Adverse Effect.
Section 5.17.    Capitalization. Except as disclosed on Schedule 5.17, as of the Closing Date, all outstanding equity interests of the Company and each Restricted Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable, and there are no outstanding commitments or other obligations of the Company or any Restricted Subsidiary to issue, and no rights of any Person to acquire, any equity interests in the Company or any Restricted Subsidiary.
Section 5.18.    Other Agreements. Neither the Company nor any Restricted Subsidiary is in default under the terms of any covenant, indenture or agreement (other than any covenant, indenture or agreement related to the Canadian Existing Indebtedness) of or affecting the Company, any Restricted Subsidiary or any of their Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.
Section 5.19.    Governmental Authority and Licensing. The Company and its Restricted Subsidiaries have received all licenses, permits, and approvals of all Governmental Authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding with respect to any such licenses, permits and approvals that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect is pending or, to the knowledge of the Company and its Restricted Subsidiaries, threatened.
Section 5.20.    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Company or any Restricted Subsidiary of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.
Section 5.21.    Affiliate Transactions. Except in connection with any Investment permitted hereunder or as set forth in Schedule 5.21 hereof, neither the Company nor any Restricted Subsidiary is a party to any contract or agreement with any of its Affiliates

(other than any contract or agreement between the Company and any Domestic Subsidiary which is a Guarantor or between any Domestic Subsidiary which is a Guarantor and any other Domestic Subsidiary which is a Guarantor) on terms and conditions which are less favorable, taken as a whole, to the Company or such Restricted Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.
Section 5.22.    Solvency. The Company and its Restricted Subsidiaries (other than the Canadian Entities from and after the Canadian Restructuring Commencement Date), when taken as a whole, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
Section 5.23.    Economic Sanctions. Neither the Company, nor any of its Restricted Subsidiaries, nor, to the knowledge of the Company and its Restricted Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is the Company or any Restricted Subsidiary located, organized or resident in a Designated Jurisdiction.
Section 5.24.    No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 5.25.    Anti-Corruption Laws. The Company and its Subsidiaries have conducted their businesses for the past five years in compliance with applicable anti-corruption laws in all material respects and have policies and procedures designed, in the Company’s business judgment, to promote and achieve compliance with such laws.
Section 5.26.    Patriot Act. The Company and its Restricted Subsidiaries are in compliance, in all material respects, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).
Section 5.27.    Collateral Documents. The Collateral Documents, upon their due execution and delivery, will create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions necessary to perfect and protect the Liens in the Collateral created under and in the manner contemplated by the Collateral Documents and Section 6.20, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Liens permitted by the Loan Documents.
ARTICLE 6
COVENANTS
The Company covenants and agrees that, so long as any Loans or Letters of Credit are available to any Borrower hereunder and until all Obligations are paid in full:

Section 6.01.    Information Covenants. The Company will furnish to the Administrative Agent, with sufficient copies for each Lender:
(a)    Quarterly Statements. Within 60 days after the close of each quarterly accounting period in each fiscal year of the Company, a consolidated balance sheet as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail, prepared by the Company in accordance with GAAP, and certified by the chief financial officer or other officer of the Company acceptable to the Administrative Agent that they fairly present in all material respects in accordance with GAAP the financial condition of the Company and its Restricted Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year end audit adjustments and the absence of footnotes. Any items required to be delivered pursuant to this Section need not to be separately delivered to the Administrative Agent if such items are publicly available through the SEC; provided that such items are filed with the SEC within the time allotted in this Section and, with respect to each such item other than a Form 10-K or a Form 10-Q, the Company furnishes to the Administrative Agent within the time allotted in this Section 6.01(a) written or electronic notice of such filing.
(b)    Annual Statements. Within 90 days after the close of each fiscal year of the Company, a consolidated balance sheet as of the last day of the fiscal year then ended and the related consolidated statements of income and retained earnings and of cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion (as to scope and going concern) of a firm of independent public accountants of recognized national standing, selected by the Company and acceptable to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Restricted Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards. Any items required to be delivered pursuant to this Section need not to be separately delivered to the Administrative Agent if such items are publicly available through the SEC; provided that such items are filed with the SEC within the time allotted in this Section and, with respect to each such item other than a Form 10-K or a Form 10-Q, the Company furnishes to the Administrative Agent within the time allotted in this Section 6.01(a) written or electronic notice of such filing.
(c)    Officer’s Certificates. At the time of the delivery of the financial statements provided for in ~~(a)~~Section 6.01(a) and (b), except for financial statements delivered pursuant to Section 6.01(a) with respect to a fiscal quarter that ends on the same date as

Administrative Agent or any Lender, to visit and inspect any Property of the Company or such Restricted Subsidiary, and to examine the books of account of the Company or such Restricted Subsidiary and discuss the affairs, finances and accounts of the Company or such Restricted Subsidiary with its and their officers and independent accountants, all at such reasonable times upon reasonable advance notice as the Administrative Agent or any Lender may request; provided, however, that prior to the occurrence and continuance of an Event of Default, such visitations and inspections shall be no more frequent than once per fiscal year and shall be at the sole cost and expense of the Administrative Agent or such Lender.
Section 6.03.    Maintenance of Property, Insurance, Environmental Matters, Etc. (a) The Company will, and will cause each of its Restricted Subsidiaries (other than the Canadian Entities) to, (i) keep its operating property, plant and equipment in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto so that at all times such property, plant and equipment are reasonably preserved and maintained and (ii) maintain in full force and effect with financially sound and reputable insurance companies insurance which provides substantially the same (or greater) coverage and against at least such risks as is in accordance with industry practice for operating plant and equipment, and shall furnish to the Administrative Agent upon request full information as to the insurance so carried.
(b)    Without limiting the generality of Section 6.03(a), the Company and its Restricted Subsidiaries, except to the extent that the aggregate effect of their failures to do so could not reasonably be expected to have a Material Adverse Effect: (i) shall comply with, and maintain all real property in compliance with, any applicable Environmental Laws; (ii) shall obtain and maintain in full force and effect all governmental approvals required for its operations at or on its properties by any applicable Environmental Laws; (iii) shall cure as soon as reasonably practicable any violation of applicable Environmental Laws with respect to any of its properties; (iv) shall not, and shall not permit any other Person to, own or operate on any of its properties any unauthorized landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the RCRA, or any comparable state, provincial or territorial law, or any comparable law of any other jurisdiction; and (v) shall not use, generate, transport, treat, store, release or dispose of Hazardous Materials at or on any of the real property except in the ordinary course of its business and in compliance with all Environmental Laws. With respect to any Release of Hazardous Materials, the Company and its Restricted Subsidiaries shall conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, cleanup or abate any material quantity of Hazardous Materials released at or on any of its properties as required by any applicable Environmental Law.
Section 6.04.    Preservation of Existence. The Company will, and will cause each of its Restricted Subsidiaries (other than the Canadian Entities) to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and, except

Foreign Subsidiary, GAAP as in effect in any applicable local jurisdiction, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.
Section 6.09.    Contracts with Affiliates. Except in connection with any Investment permitted hereunder or as set forth in Schedule 5.21, the Company shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than any arrangement between the Company and any Domestic Subsidiary which is a Guarantor or between any Domestic Subsidiary which is a Guarantor and any other Domestic Subsidiary which is a Guarantor) on terms and conditions which are less favorable to the Company or such Restricted Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.
Section 6.10.    No Changes in Fiscal Year. The Company shall not change its fiscal year from its present basis.
Section 6.11.    Change in the Nature of Business. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Company or any Restricted Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date; provided, however, that the foregoing shall not prevent the acquisition by the Company or any of its Restricted Subsidiaries of, or the entry into, any line of business that is related or complementary to the business in which they are engaged on the Closing Date. Notwithstanding anything to the contrary herein, the Company shall not permit Cleveland-Cliffs International Holding Company to (a) own any assets other than equity interests in Foreign Subsidiaries, 0(b) construct, create, incur, assume or suffer to exist any Indebtedness (other than as permitted pursuant to Section 6.12(b)), and (c) create, incur or suffer to exist any Lien created for the purpose of securing Indebtedness.
Section 6.12.    Indebtedness. The Company will not, nor will it permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:
(a)    the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability of the Company and its Restricted Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);
(b)    intercompany Indebtedness among the Company and its Restricted Subsidiaries to the extent permitted by Section 6.15 (other than pursuant to clause (q) of the definition of “Restricted Investments”);

(c)    0(i) purchase money Indebtedness of the Company and its Restricted Subsidiaries, including any such Indebtedness assumed in connection with a Permitted Acquisition, (ii) Capitalized Lease Obligations of the Company and its Restricted Subsidiaries, including any such obligations assumed in connection with a Permitted Acquisition, and (iii) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets (“Project Indebtedness”), including any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on such assets before the acquisition thereof, and any refinancings of any such Project Indebtedness; provided that, with respect to Project Indebtedness permitted by clause (iii) of this Section, (w) such Project Indebtedness is initially incurred before or within 180 days after such acquisition or the completion of such construction or improvement, (x) such Project Indebtedness shall be secured only by the Property acquired, constructed or improved in connection with the incurrence of such Project Indebtedness, (y) with respect to such Project Indebtedness assumed in connection with a Permitted Acquisition, the amount of such Project Indebtedness shall not exceed 100% of the Total Consideration paid in connection with such Permitted Acquisition and (z) with respect to Project Indebtedness incurred to finance the acquisition of any fixed or capital assets, such Project Indebtedness shall constitute not more than 100% of the aggregate consideration paid with respect to such Property; provided that the aggregate amount at any time outstanding of all such Indebtedness incurred pursuant to this clause (c) from and after the Fifth Amendment Effective Date shall not exceed U.S. $100,000,000;
(d)    customer advances for prepayment of ore sales;
(e)    ~~(i) until the date that is 30 days after the Fifth Amendment Effective Date, Indebtedness not to exceed U.S. $110,000,000 in respect of the Permitted Securitization Financing (it being understood and agreed that the Permitted Securitization Financing Payoff shall occur within 30 days of the Fifth Amendment Effective Date and that the Permitted Securitization Financing shall be subject to Section 2.01 until such payoff occurs) and (ii)~~ AUD 30,000,000 in respect of the Portman Limited Facility;
(f)    Other Hedging Liability to any Person, in all cases incurred in the ordinary course of business and not for speculative purposes;
(g)    Indebtedness in respect of bid, performance, surety, reclamation or other similar bonds or guaranties in the ordinary course of business, or any similar financial assurance obligations under Environmental Laws or worker’s compensation Laws or with respect to self insurance obligations, including guarantees or obligations with respect to letters of credit supporting such obligations (in each case other than for an obligation for money borrowed);
(h)    Contingent Obligations in respect of Indebtedness otherwise permitted under this Section 6.12 (excluding~~, for the avoidance of doubt,~~ (x) guarantees by any Restricted Subsidiary of any obligations of the Company other than pursuant to the Loan Documents and (y) from and after the Sixth Amendment Effective Date, guarantees by the Company or any Restricted Subsidiary (other than any Canadian Entity) of any Indebtedness of a Canadian Entity);
(i)    Indebtedness incurred in connection with any sale/leaseback transaction; provided, that such Indebtedness incurred from and after the Fifth Amendment Effective Date shall be in an aggregate amount not to exceed U.S. $100,000,000 at any time outstanding;
(j)    Indebtedness of Non-Guarantor Subsidiaries (i) listed on Schedule 6.12, or (ii) not otherwise permitted by this Section; provided that the aggregate amount at any time outstanding of all such Indebtedness referenced in this subclause (ii) shall not exceed U.S. $75,000,000; ~~and~~
(k)    unsecured Indebtedness of the Company and the Guarantors not otherwise permitted by this Section; provided that from and after the Fifth Amendment Effective Date, ~~(i)~~ immediately after giving effect to such Indebtedness, the Company shall be in pro forma compliance with the financial covenant set forth in Section 6.18(b); and ~~(ii) no such Indebtedness in excess of U.S. $25,000,000 shall be incurred unless both the Step 1 Collateral Completion Date and the Step 2 Collateral Completion Date shall have occurred;~~
(l)    Indebtedness of any Canadian Entity from and after its Canadian Restructuring Commencement Date that is incurred from a third party pursuant to or as required by a court order, judgment, order or ruling by a Governmental Authority or a similar proceeding in connection with the Canadian Restructuring;
provided that notwithstanding anything to the contrary set forth in any exception to this Section 6.12, in any case the Company shall not permit any Guarantor to, and no Guarantor shall, create, incur, assume or suffer to exist any guarantee or other credit support in respect of any Bonds.
Section 6.13.    Liens. The Company will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien on any of its Property; provided that the foregoing shall not prevent the following (the Liens described below, the “Permitted Liens”):
(a)    Standard Permitted Liens;
(b)    Liens on Property of the Company or any Restricted Subsidiary created solely for the purpose of securing Indebtedness permitted by Section 6.12(c) hereof, representing or incurred to finance such Property, provided that, with respect to Indebtedness described in clauses (i) and (ii) of such Section, no such Lien shall extend to or cover other Property of the Company or such Restricted Subsidiary other than the respective Property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

(c)    any Lien in existence on the Fifth Amendment Effective Date and set forth on Schedule 6.13, any continuation or extension thereof or any Lien granted as a replacement or substitute therefor; provided that any such continued, extended, replacement or substitute Lien (i) except as permitted by Section 6.12, does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Fifth Amendment Effective Date, and (ii) does not encumber any Property other than the Property subject thereto on the Fifth Amendment Effective Date and any products or proceeds thereof to the extent covered by such Lien;
(d)    Liens in favor of the Administrative Agent on cash collateral provided pursuant to Section 2.02(g);
(e)    Liens on Property of the Company or any Restricted Subsidiary created solely for the purpose of securing Indebtedness permitted by Section 6.12(i); provided that any such Liens attach only to the Property being leased or acquired pursuant to such Indebtedness and do not encumber any other Property (other than any products or proceeds thereof to the extent covered by such Liens);
(f)    Liens solely on any cash earnest money deposits in connection with any letter of intent or purchase agreement entered into in connection with a Permitted Acquisition;
(g)    Liens on cash or Cash Equivalents securing reimbursement obligations with respect to any standby letter of credit entered into in the ordinary course of business;
(h)    Liens solely on the assets of the Cliffs Sonoma Entities in favor of the Cliffs Sonoma Entities’ joint venture partners in Sonoma; provided, that such Liens shall secure only amounts owed by Sonoma and the Cliffs Sonoma Entities to such joint venture partners;
(i)    Liens ~~incurred in connection with the Permitted Securitization Financing~~on assets of a Canadian Entity securing obligations of any Canadian Entity other than Indebtedness for borrowed money;
(j)    other Liens with respect to obligations that do not in the aggregate exceed U.S. $25,000,000 at any time outstanding; ~~and~~
(k)    Liens on the assets of Non-Guarantor Subsidiaries securing Indebtedness of Non-Guarantor Subsidiaries permitted under Section 6.12(j);
(l)    Liens on the assets of the Canadian Entities securing Investments in the form of intercompany loans permitted by clause (k) and clause (n) of the definition of “Restricted Investments”; provided that Liens granted by any Canadian Entity in favor of any Loan Party shall be senior to any Lien granted by such Canadian Entity to a Restricted Subsidiary that is not a Loan Party; and

(m)    Liens on the assets of the Canadian Entities securing Indebtedness of the Canadian Entities permitted by Section 6.12(l);
provided that notwithstanding anything to the contrary set forth in any exception to this Section 6.13, in any case the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien (A) in reliance on the CNTA Basket, other than pursuant to the Collateral Documents, (B) on Collateral or any property of the type that is or will be required to be pledged pursuant to Section 6.20, other than (1) pursuant to the Collateral Documents, (2) consisting of customary restrictions in any agreement to dispose of such property in a transaction permitted by Section 6.14 and (3) Liens permitted under clause (i) of this Section 6.13 and clauses (c), (g), (h), (k), (m) and (n) of the definition of Standard Permitted Liens or (C) that would require any Bonds to be equally and ratably secured with the obligations secured by such Lien.
Section 6.14.    Consolidation, Merger, Sale of Assets, etc. The Company will not, nor will it permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or agree to any merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its operating properties, including any disposition as part of any sale leaseback transactions except that this Section shall not prevent:
(a)    the sale and lease of inventory in the ordinary course of business;
(b)    the sale, transfer or other disposition of any tangible personal property that, in the reasonable judgment of the Company or its Restricted Subsidiaries, has become uneconomic, obsolete or worn out;
(c)    the sale, transfer, lease, or other disposition of Property (i) of any Loan Party to another Loan Party, (ii) of any Subsidiary that is not a Loan Party to any Loan Party, (iii) of any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, provided that if the transferor under this clause (iii) is a Wholly-Owned Subsidiary, the transferee shall also be a Wholly-Owned Subsidiary, and (iv) of any Loan Party to any Wholly-Owned Subsidiary that is not a Loan Party, provided that if such transaction under this clause (iv) constitutes an Investment, such transaction is permitted under clause (k) of the definition of “Restricted Investments;
(d)    the merger of any Wholly-Owned Subsidiary with and into the Company or any other Wholly-Owned Subsidiary, provided that, (i) in the case of any merger involving the Company, the Company is the legal entity surviving the merger and (ii) in the case of any merger involving a Domestic Subsidiary which is a Restricted Subsidiary and a Foreign Subsidiary which is a Restricted Subsidiary, such Domestic Subsidiary is the legal entity surviving the merger (provided, that in the case of a merger, amalgamation or consolidation between 7261489 Canada Inc. or Wabush Resources Inc. and Wabush Iron Co. Limited, either 7261489 Canada Inc. or Wabush Resources Inc. may be the surviving entity);

(e)    ~~[reserved];~~(i) the sale, transfer, lease, or other disposition of Property by any Canadian Entity, in any single transaction or series of related transactions, to a third party buyer or (ii) the wind-up, liquidation, dissolution, merger, amalgamation or consolidation of any Canadian Entity in connection with any sale, transfer, lease, or other disposition made pursuant to clause (e)(i);
(f)    [reserved];
(g)    [reserved];
(h)    any Restricted Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to result in a Material Adverse Effect;
(i)    licenses or leases of real or personal property in the ordinary course of business so long as such licenses or leases do not individually or in the aggregate interfere in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;
(j)    licenses, sublicenses or similar transactions of intellectual property in the ordinary course of business so long as such licenses or sublicenses or similar transactions do not individually or in the aggregate interfere in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;
(k)    the sale or other disposition of those Investments permitted by clauses (f), (k), (l) and (p) of the definition of Restricted Investments;
(l)    any merger or consolidation of the Company or any Restricted Subsidiary in connection with a Permitted Acquisition, provided that (i) subject to the following clause (ii), in the case of any merger involving any Wholly Owned Subsidiary which is a Restricted Subsidiary, such Wholly Owned Subsidiary is the legal entity surviving the merger, (ii) in the case of any merger involving the Company, the Company is the legal entity surviving the merger, and (iii) in the case of any merger involving a Foreign Subsidiary which is a Restricted Subsidiary and a Domestic Subsidiary which is a Restricted Subsidiary, such Domestic Subsidiary is the legal entity surviving the merger; and
(m)    the sale, transfer, lease, or other disposition of Property of the Company or any Restricted Subsidiary, in any single transaction or series of related transactions, which are not sales, transfers, leases, or disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole; provided that (i) the Company shall be in pro forma compliance with Section 6.18 hereof and in the case of any sale, lease, transfer or other disposition in excess of U.S. $100,000,000 shall deliver to the Administrative Agent at least 3 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to any such transaction a certificate confirming such pro forma compliance with Section 6.18, (ii) no sale, transfer, lease or other disposition of iron ore assets in the United States or any Equity Interests in Joint Ventures or any other Person holding such iron ore assets in the United States shall be permitted under this clause (m) (other than the sale of the assets or the common stock of Cliffs Erie) and (iii) no sale, transfer, lease or other disposition of Property under this clause (m) shall be permitted if after giving effect thereto, Liens on any then-remaining existing Collateral will have to be released in order for CNTA Covered Indebtedness to be within the CNTA Basket (assuming for purposes of this determination that all such CNTA Covered Indebtedness was incurred at such time);
provided that notwithstanding anything to the contrary set forth in any exception to this Section 6.14, in any case (1) the Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (A) in reliance on the CNTA Basket or (B) that would require any Bonds to be equally and ratably secured with any other obligations and (2) the Company shall not permit any Guarantor to transfer any property or assets (other than cash to the extent otherwise permitted under the terms of this Agreement) to the Company.
Section 6.15.    Restricted Investments Prohibited. The Company will not, nor will it permit any of its Restricted Subsidiaries to, have, make or authorize any Restricted Investments.
Section 6.16.    Dividends and Certain Other Restricted Payments.
(a)    After the occurrence and during the continuation of a Default or an Event of Default, the Company shall not, nor shall it permit any of its Restricted Subsidiaries to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than a dividend payable solely in stock or other equity interests) or (ii) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same; provided, however, that the foregoing shall not operate to prevent the making of dividends or distributions, (x) by any Restricted Subsidiary of the Company to its parent corporation or (y) previously declared by the Company if at the declaration date such payment was permitted by the foregoing or (iii) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) of any Bonds or any unsecured Indebtedness of any Company or any Subsidiary under Section 6.12(k) (actions described in this clause (iii), “Junior Debt Prepayments”).
(b)    In addition to and without limiting the requirements of Section 6.16(a), (i) the aggregate amount of dividends and distributions referred to in clause (i) of Section 6.16(a) shall not exceed U.S. $~~0.15~~0.01 per common share in any fiscal quarter and U.S. $0.44 per depositary share in any fiscal quarter and (ii) no purchases, redemptions or other acquisitions or retirements referred to in clause (ii) of Section 6.16(a) shall be

September 30, 2014, permit the Senior Secured Leverage Ratio to be more than 3.50x to 1.00.
(b)    Minimum Interest Coverage Ratio. The Company shall not, as of the last day of each fiscal quarter of the Company, permit the Interest Coverage Ratio at such time to be less than ~~3.50x to 1.00; provided that following the Step 2 Collateral Completion Date, the Company shall not, as of the last day of each fiscal quarter of the Company, permit the Interest Coverage Ratio at such time to be less than~~ 2.00x to 1.00.
Section 6.19.    Limitation on Assets and Operations of Cliffs Sonoma Entities. The Company shall not permit the Cliffs Sonoma Entities to own any assets other than in connection with Sonoma and any other assets necessary or incidental thereto, and the Company shall not permit the Cliffs Sonoma Entities to engage in any business or activity other than in connection with Sonoma and any other activities necessary or incidental thereto.
Section 6.20.    Covenant to Give Security; Further Assurances.
(a)    Within 60 days of the Fifth Amendment Effective Date, the Company shall, and shall cause each other Loan Party to (a) deliver, at the Company’s expense, a security agreement, substantially in the form of Exhibit J, and which shall provide among other things that the Obligations secured by Principal Property or Principal Subsidiary Interests (together with any other CNTA Covered Indebtedness) shall not exceed, at any time that any CNTA Covered Indebtedness is incurred, the CNTA Limit at such time so as to not require any Bonds to be equally and ratably secured with the Secured Obligations (as amended, restated, modified or supplemented from time to time pursuant to the terms thereof, the “Security Agreement”), duly executed by the Company and each Loan Party, pursuant to which each Loan Party shall grant a valid and perfected first-priority (subject to Permitted Liens) security interest in (1) accounts receivable, equipment, inventory and other personal property of the Loan Parties, in each case in which security interests may be perfected by the filing of a financing statement under the UCC in the central filing office of the state where the applicable Loan Party is located, subject to customary exclusions specified in the Security Agreement, (2) the equity interests owned by any Loan Party in all Material Subsidiaries (other than any Disregarded Domestic Subsidiary) of the Company and (3) the equity interests owned by any Loan Party in all Material Foreign Subsidiaries and all Material Subsidiaries which are Disregarded Domestic Subsidiaries of the Company, limited to 65% of the voting equity interests and 100% of the non-voting interests in such Material Foreign Subsidiaries and such Disregarded Domestic Subsidiaries (in each case, only to the extent that such grant under clause (3) would not give rise to any adverse tax consequence under Section 956 of the Code), together with:

and each other Loan Party, other than Excluded Accounts (as defined in the Security Agreement).
(c)    Within 180 days of the Fifth Amendment Effective Date (subject to up to three 30-day extensions as the Administrative Agent may agree, such agreement not to be unreasonably withheld, delayed or conditioned) in the case of Material Real Property in which a Loan Party owns an interest, the Company shall, and shall cause each Loan Party to, provide, or, in the case of any Material Real Property in which a Loan Party has a leasehold interest where the terms of the lease of such leased real property (or applicable state law, if such lease is silent on the issue) prohibit a mortgage thereof, the Company shall, and cause each Loan Party to, use commercially reasonable efforts to cause the landlord to allow and if so allowed (without, for the avoidance of doubt, subjecting the Loan Parties or their properties to undue burden or expense in relation to the collateral value represent by such real property), shall provide the Administrative Agent with, (~~a~~A) a Mortgage for each Material Real Property, duly executed by the appropriate Loan Party, together with evidence that (1) counterparts of the Mortgages have been (i) duly executed, acknowledged and delivered and (ii) properly filed in all filing or recording offices that the Administrative Agent reasonably deems necessary or desirable in accordance with customary practices for real property interests of such type and for such location in order to create a valid first (subject to Permitted Liens) and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and (2) all filing, documentary, stamp, intangible and recording taxes and fees have been paid, the delivery of a copy of a recorded Mortgage being sufficient evidence to satisfy the requirements of this clause (~~a~~A), (~~b~~B) with respect to any Building (as defined in the applicable Flood Insurance Laws) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Laws) comprising part of a Material Real Property that is a Flood Hazard Property, (1) the Company’s written acknowledgement of receipt of written notification from the Administrative Agent as to the fact that such asset is a Flood Hazard Property and as to whether the community in which such Material Real Property is located is participating in a National Flood Insurance Program and (2) evidence of flood insurance in form and substance reasonably satisfactory to the Administrative Agent not to exceed the maximum amount available under the Flood Insurance Laws, (C) in the case of any Material Real Property having as-extracted collateral, the Company shall, and shall cause each applicable Loan Party to, provide the Administrative Agent with financing statements in form appropriate for filing in the appropriate jurisdiction under the applicable Uniform Commercial Code in order to perfect the Liens on such as-extracted collateral created under the Security Agreement (it being agreed for purposes of this clause (C) only that any location for which an as-extracted collateral filing was made in respect of the Permitted Securitization Financing shall be deemed to be a Material Real Property) and (~~c~~D) customary opinions of counsel to the Loan Party mortgagor with respect to the extent applicable to the perfection, enforceability, due authorization, execution and delivery of the applicable Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; provided, that such Mortgages, to the extent encumbering a Principal Property, shall provide that the Obligations secured by Principal Property or

(c)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer or (ii) written notice thereof is given to the Company by the Administrative Agent;
(d)    any representation or warranty made by the Company or any of its Restricted Subsidiaries herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan or Letter of Credit made or issued hereunder, proves untrue in any material respect as of the date of the issuance or making thereof;
(e)    any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or the Company or any of its Restricted Subsidiaries takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder that is not permitted hereunder;
(f)    default shall occur under (i) any Indebtedness (other than any Canadian Existing Indebtedness) of the Company or any of its Restricted Subsidiaries aggregating in excess of U.S. $75,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise) or (ii) any Hedge Agreement of the Company or any Restricted Subsidiary with any Lender or any Affiliate of a Lender other than a Hedge Agreement of any Canadian Entity which is stayed as a result of the Canadian Restructuring;
(g)    any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, other than in respect of the Arbitration Award or any Canadian Existing Indebtedness, shall be entered or filed against the Company or any of its Restricted Subsidiaries, or against any of its Property, in an aggregate amount in excess of U.S. $75,000,000 (except to the extent fully (excluding any deductibles or self-insured retention) covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days; provided that judgments, writs, warrants of attachment, or similar processes of any kind, including from Governmental Authorities against any of the Canadian Entities shall not constitute an Event of Default under this Section 7.01(g);
(h)    the Company or any of its Restricted Subsidiaries, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of U.S. $25,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of U.S. $25,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Company or any of its Restricted

Subsidiaries, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any of its Restricted Subsidiaries, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
(i)    any Change of Control shall occur;
(j)    the Company or any of its Restricted Subsidiaries (other than the Canadian Entities) shall (i) have entered involuntarily against it an order (or the filing of a notice of intention in respect of a case or proceeding in respect thereof) for relief under any Debtor Relief Law, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, interim receiver, receiver and manager, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under any Debtor Relief Law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Debtor Relief Law or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.01(k) hereof;
(k)    a custodian, receiver, interim receiver, receiver and manager, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Restricted Subsidiaries, or any substantial part of any of its Property, or a proceeding described in Section 7.01(j)(v) shall be instituted against the Company or any of its Restricted Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; ~~or~~provided that any such appointment or proceeding relating to any Canadian Entity shall not constitute an Event of Default under this Section 7.01(k); or
(l)    any Collateral Document or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent or any Lender), or any grantor, pledgor or mortgagor thereunder or any Loan Party shall deny or disaffirm in writing any grantor’s, pledgor’s or mortgagor’s obligations under any Collateral Document.
Section 7.02.    Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (j) or (k) of Section 7.01 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Company: (a) if so

(e)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(g)    Without limiting the generality of the foregoing, in the event that the Company is resident for tax purposes in the United States:
(i)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent), executed originals of Internal Revenue Service form W-9 certifying, to the extent such Lender is legally entitled to do so, that such Lender is exempt from U.S. Federal backup withholding tax;
(ii)    any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(A)    duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party;
(B)    duly completed copies of Internal Revenue Service Form W-8ECI;

(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable,;
(D)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed originals of Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; or
(E)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made;
(iii)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 10.01(g)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and

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